UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 22, 2005
Retail Ventures, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-10767	20-0090238

(State or other jurisdiction of incorporation)	(Commission File Number)	( IRS Employer Identification No.)

3241 Westerville Road, Columbus, Ohio	43224

(Address of principal executive offices)	(Zip Code)
(614) 471-4722

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On December 22, 2005, Retail Ventures, Inc. (the “Company”) entered into indemnification agreements (the “Agreements”) with each of its directors and executive officers (each an “Indemnitee”). Among other things, the Agreements generally require the Company to hold harmless and indemnify an Indemnitee, to the greatest extent permitted by Ohio law and the Company’s charter documents, against liabilities that may arise by reason of the Indemnitee’s status or service as a director and/or officer of the Company, if the Indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The Agreements also provide for the advancement of defense expenses by the Company, subject to certain conditions, a procedure for determining an Indemnitee’s entitlement to indemnification, and for certain remedies for the Indemnitee relating to indemnification and advancement of expenses.
     The foregoing summary is qualified in its entirety to the terms and provisions of the Agreements. Each of the Agreements is identical in all material respects to the Company’s form of indemnification agreement that is attached hereto as Exhibit 10.1 and incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement entered into on December 22, 2005 between Retail Ventures, Inc. and each of its directors and executive officers

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Retail Ventures, Inc.
By:	/s/ James A. McGrady
James A. McGrady
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Date: December 23, 2005

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